Exhibit 99.1
WERNER ENTERPRISES, INC.
14507 Frontier Road
P. O. Box 45308
Omaha, Nebraska 68145

FOR IMMEDIATE RELEASE	Contact: John J. Steele
Executive Vice President, Treasurer and
Chief Financial Officer
(402) 894-3036

WERNER ENTERPRISES REPORTS SECOND QUARTER 2015 REVENUES AND RECORD SECOND QUARTER EARNINGS

Omaha, Nebraska, July 20, 2015:

Werner Enterprises, Inc. (NASDAQ: WERN), one of the nation's largest transportation and logistics companies, reported revenues and record second quarter earnings for the second quarter ended June 30, 2015.

Summarized financial results for second quarter 2015 compared to second quarter 2014 are as follows (dollars in thousands, except per share data):

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% Change	2015	2014	% Change
Total revenues	$534,644	$542,120	(1)%	$1,030,298	$1,034,142	0%
Trucking revenues, net of fuel surcharge	353,051	332,025	6%	682,185	643,547	6%
Value Added Services (“VAS”) revenues	103,450	100,501	3%	194,310	185,655	5%
Operating income	52,210	42,330	23%	90,395	65,771	37%
Net income	31,848	25,632	24%	54,990	39,971	38%
Earnings per diluted share	0.44	0.35	25%	0.76	0.55	38%

Freight demand in second quarter 2015 and so far in July 2015 continues to be stronger than the prior five years, with the exception of the same period in 2014 which was rebounding from severe winter weather in first quarter 2014 that temporarily backed up the freight network.

Constrained truck capacity combined with a gradually improving economy in the retail, consumer products and grocery products markets primarily served by us are contributing to strong freight demand. Truckload industry capacity is being challenged by an extremely competitive driver recruiting market and heightened regulatory cost increases for safety and truck ownership; we expect this favorable trend will continue. There are numerous pending and proposed federal safety initiatives that could further limit truckload and driver capacity in the next few years, including mandatory electronic logging devices (ELD’s), a national drug and alcohol driver data base, increased minimum liability insurance requirements for carriers, more sophisticated drug screening procedures for drivers and mandatory truck speed limiter devices.

Average revenues per tractor per week, net of fuel surcharge, increased 3.5% in second quarter 2015 compared to second quarter 2014. Continued focus on securing driver friendly, highly productive freight and improved freight selection using our proprietary freight optimization system enabled us to essentially maintain our average miles per truck in a strong, but not as stellar a freight market as second quarter 2014. Our average miles per truck declined slightly by 0.2% in second quarter 2015 compared to second quarter

Werner Enterprises, Inc. - Release of July 20, 2015

2014. Average revenues per total mile, net of fuel surcharge, increased 3.8% in second quarter 2015 compared to second quarter 2014.

We are making continued progress implementing sustainable rate increases with our customers. These efforts are ongoing as we move forward in 2015 and work to recoup the cost increases associated with more expensive equipment, a shrinking supply of qualified drivers and an increasingly challenging regulatory environment. Strategic customers understand the collective capacity and service challenges facing our company and our industry and are supportive of Werner's ongoing initiatives to provide sustainable transportation solutions in support of their supply chain needs.

In second quarter 2015, we averaged 7,247 trucks in service in the Truckload segment and 51 intermodal drayage trucks in the VAS segment. On the strength of an intense company-wide focus to improve our driver recruiting and retention, we ended second quarter 2015 with 7,275 trucks in the Truckload segment, a sequential improvement of 165 trucks compared to first quarter 2015 and a year-over-year improvement of 240 trucks compared to second quarter 2014. Our Specialized Services unit, primarily Dedicated, ended the quarter with 3,700 trucks (or 51% of our total Truckload segment fleet).

Diesel fuel prices were $1.15 per gallon lower in second quarter 2015 than in second quarter 2014 and were 9 cents per gallon higher than in first quarter 2015. For the first 20 days of July 2015, the average diesel fuel price per gallon was $1.16 lower than the average diesel fuel price per gallon in the same period of 2014 and $1.11 lower than in third quarter 2014. The components of the Company's total fuel cost consist of and are recorded in our income statement as follows: (i) Fuel (fuel expense for company trucks excluding federal and state fuel taxes); (ii) Taxes and Licenses (federal and state fuel taxes); and (iii) Rent and Purchased Transportation (fuel component of our independent contractor costs, including the base cost of fuel and additional fuel surcharge reimbursement for costs exceeding the fuel base).

We continue to invest in equipment solutions to improve the safety, operational efficiency and fuel miles per gallon of our fleet. We increased our capital expenditures in the last 12 months to lower the average age of our truck fleet and attained an average age of 2.0 years as of June 30, 2015, which compares to an average age of 2.4 years as of June 30, 2014. Net capital expenditures in the first half of 2015 were $159 million compared to $63 million in the first half of 2014. We estimate net capital expenditures for the full year of 2015 to be in the range of $300 to $325 million, which we expect will enable us to further reduce the average age of our truck fleet to less than two years. We remain committed to investing in a best in class fleet for the benefit of our customers, our drivers and the Werner brand.

The driver recruiting market remained very challenging during second quarter 2015. Several difficult market factors persist including a declining number of, and increased competition for, driver training school graduates, a gradually declining national unemployment rate, aging truck driver demographics and increased truck safety regulations.

Gains on sales of assets were $6.7 million in second quarter 2015. This compares to gains on sales of assets of $5.2 million in second quarter 2014, which included a $1.6 million gain from the sale of real estate, and gains on sales of assets of $5.5 million in first quarter 2015. In second quarter 2015, we realized higher average gains per truck and trailer and sold more trucks and trailers than in second quarter 2014. Gains on sales of assets are reflected as a reduction of Other Operating Expenses in our income statement.

Werner Enterprises, Inc. - Release of July 20, 2015

To provide shippers with additional sources of managed capacity and network analysis, we continue to develop our non-asset-based VAS segment. VAS includes Brokerage, Freight Management, Intermodal and Werner Global Logistics (International).

	Three Months Ended June 30,				Six Months Ended June 30,
	2015		2014		2015		2014
Value Added Services (amounts in thousands)	$	%	$	%	$	%	$	%
Operating revenues	$103,450	100.0	$100,501	100.0	$194,310	100.0	$185,655	100.0
Rent and purchased transportation expense	87,448	84.5	87,209	86.8	165,321	85.1	159,763	86.1
Gross margin	16,002	15.5	13,292	13.2	28,989	14.9	25,892	13.9
Other operating expenses	10,998	10.7	11,037	11.0	21,536	11.1	21,782	11.7
Operating income	$5,004	4.8	$2,255	2.2	$7,453	3.8	$4,110	2.2

In second quarter 2015, VAS revenues increased $2.9 million or 3%, and operating income dollars increased $2.7 million or 122%, compared to second quarter 2014. Our on-going efforts to address customer pricing, contractual and operational issues within VAS resulted in the best quarterly gross margin and operating income percentages since second quarter 2013. The VAS gross margin percentage in second quarter 2015 of 15.5% improved year over year compared to the gross margin percentage of 13.2% in second quarter 2014 and also improved sequentially from the 14.3% gross margin in first quarter 2015. The VAS operating income percentage in second quarter 2015 of 4.8% improved from second quarter 2014 of 2.2% and first quarter 2015 of 2.7%.

Comparisons of the operating ratios for the Truckload segment (net of fuel surcharge revenues of $58.3 million and $92.7 million in second quarters 2015 and 2014, respectively, and $114.7 million and $179.8 million in the year-to-date 2015 and 2014 periods, respectively) and the VAS segment are shown below.

	Three Months Ended June 30,			Six Months Ended June 30,
Operating Ratios	2015	2014	Difference	2015	2014	Difference
Truckload Transportation Services	86.8%	88.6%	(1.8)%	88.0%	90.9%	(2.9)%
Value Added Services	95.2%	97.8%	(2.6)%	96.2%	97.8%	(1.6)%

Fluctuating fuel prices and fuel surcharge revenues impact the total company operating ratio and the Truckload segment's operating ratio when fuel surcharges are reported on a gross basis as revenues versus netting against fuel expenses. Eliminating fuel surcharge revenues, which are generally a more volatile source of revenue, provides a more consistent basis for comparing the results of operations from period to period. The Truckload segment's operating ratios for second quarter 2015 and second quarter 2014 are 88.7% and 91.1%, respectively, and for year-to-date 2015 and 2014 are 89.7% and 92.9%, respectively, when fuel surcharge revenues are reported as revenues instead of a reduction of operating expenses.

Our financial position remains strong. As of June 30, 2015, we had $75.0 million of debt outstanding and $878.2 million of stockholders' equity. During second quarter 2015, the Company purchased 225,000 shares of its common stock for a total cost of $6.4 million.

Werner Enterprises, Inc. - Release of July 20, 2015

	INCOME STATEMENT
	(Unaudited)
	(In thousands, except per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	2015		2014		2015		2014
	$	%	$	%	$	%	$	%
Operating revenues	$534,644	100.0	$542,120	100.0	$1,030,298	100.0	$1,034,142	100.0
Operating expenses:
Salaries, wages and benefits	160,376	30.0	144,506	26.7	311,841	30.3	279,219	27.0
Fuel	57,381	10.7	92,131	17.0	110,141	10.7	183,206	17.7
Supplies and maintenance	46,388	8.7	45,887	8.5	94,045	9.1	91,741	8.9
Taxes and licenses	22,763	4.3	21,311	3.9	43,843	4.3	42,143	4.0
Insurance and claims	20,615	3.8	19,180	3.5	42,662	4.1	39,386	3.8
Depreciation	48,264	9.0	44,573	8.2	93,984	9.1	87,696	8.5
Rent and purchased transportation	124,952	23.4	128,239	23.7	238,700	23.2	239,885	23.2
Communications and utilities	3,837	0.7	3,409	0.6	7,515	0.7	6,908	0.7
Other	(2,142)	(0.4)	554	0.1	(2,828)	(0.3)	(1,813)	(0.2)
Total operating expenses	482,434	90.2	499,790	92.2	939,903	91.2	968,371	93.6
Operating income	52,210	9.8	42,330	7.8	90,395	8.8	65,771	6.4
Other expense (income):
Interest expense	583	0.1	136	—	1,058	0.1	230	—
Interest income	(697)	(0.1)	(660)	(0.1)	(1,328)	(0.1)	(1,315)	(0.1)
Other	135	—	(45)	—	225	—	(41)	—
Total other expense (income)	21	—	(569)	(0.1)	(45)	—	(1,126)	(0.1)
Income before income taxes	52,189	9.8	42,899	7.9	90,440	8.8	66,897	6.5
Income taxes	20,341	3.8	17,267	3.2	35,450	3.5	26,926	2.6
Net income	$31,848	6.0	$25,632	4.7	$54,990	5.3	$39,971	3.9

Diluted shares outstanding	72,424		72,597		72,482		72,882
Diluted earnings per share	$0.44		$0.35		$0.76		$0.55

	SEGMENT INFORMATION
	(Unaudited)
	(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues
Truckload Transportation Services	$417,015	$429,390	$807,578	$832,575
Value Added Services	103,450	100,501	194,310	185,655
Other	13,924	12,258	27,909	16,247
Corporate	725	829	1,246	1,387
Subtotal	535,114	542,978	1,031,043	1,035,864
Inter-segment eliminations (1)	(470)	(858)	(745)	(1,722)
Total	$534,644	$542,120	$1,030,298	$1,034,142

Operating Income
Truckload Transportation Services	$47,312	$38,320	$83,154	$59,100
Value Added Services	5,004	2,255	7,453	4,110
Other	(239)	357	(684)	841
Corporate	133	1,398	472	1,720
Total	$52,210	$42,330	$90,395	$65,771

(1) Inter-segment eliminations represent transactions between reporting segments that are eliminated in consolidation.

Werner Enterprises, Inc. - Release of July 20, 2015

	OPERATING STATISTICS BY SEGMENT
	(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% Change	2015	2014	% Change
Truckload Transportation Services segment
Average percentage of empty miles	12.21%	12.14%	0.6%	12.18%	12.06%	1.0%
Average trip length in miles (loaded)	476	466	2.1%	479	466	2.8%
Average tractors in service	7,247	7,055	2.7%	7,130	7,029	1.4%
Average revenues per tractor per week (1)	$3,748	$3,620	3.5%	$3,680	$3,521	4.5%
Total trailers (at quarter end)	22,070	21,865		22,070	21,865
Total tractors (at quarter end)
Company	6,615	6,375		6,615	6,375
Independent contractor	660	660		660	660
Total tractors	7,275	7,035		7,275	7,035

Value Added Services segment
Average tractors in service	51	48		51	47
Total trailers (at quarter end)	1,695	1,730		1,695	1,730
Total tractors (at quarter end)	57	55		57	55

(1) Net of fuel surcharge revenues.

	SUPPLEMENTAL INFORMATION
	(Unaudited)
	(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Capital expenditures, net	$74,541	$46,761	$159,406	$62,807
Cash flow from operations	69,469	31,336	190,455	90,545
Return on assets (annualized)	8.3%	7.4%	7.3%	5.8%
Return on equity (annualized)	14.7%	13.1%	12.9%	10.3%

Werner Enterprises, Inc. - Release of July 20, 2015

	CONDENSED BALANCE SHEET
	(In thousands, except share amounts)

	June 30, 2015	December 31, 2014
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$47,491	$22,604
Accounts receivable, trade, less allowance of $9,616 and $10,017, respectively	258,823	266,727
Other receivables	21,283	20,316
Inventories and supplies	16,756	17,824
Prepaid taxes, licenses and permits	7,374	14,914
Current deferred income taxes	34,568	34,066
Income taxes receivable	2,950	23,435
Other current assets	26,827	26,458
Total current assets	416,072	426,344

Property and equipment	1,850,826	1,786,229
Less – accumulated depreciation	766,340	772,447
Property and equipment, net	1,084,486	1,013,782

Other non-current assets	42,857	40,336
Total assets	$1,543,415	$1,480,462

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$87,981	$64,827
Insurance and claims accruals	62,067	73,814
Accrued payroll	32,286	28,121
Other current liabilities	21,445	19,768
Total current liabilities	203,779	186,530

Long-term debt, net of current portion	75,000	75,000
Other long-term liabilities	17,940	20,021
Insurance and claims accruals, net of current portion	130,545	123,445
Deferred income taxes	237,911	241,606

Stockholders’ equity:
Common stock, $.01 par value, 200,000,000 shares authorized; 80,533,536
shares issued; 71,882,822 and 72,038,368 shares outstanding, respectively	805	805
Paid-in capital	104,909	101,803
Retained earnings	962,876	915,085
Accumulated other comprehensive loss	(10,672)	(9,375)
Treasury stock, at cost; 8,650,714 and 8,495,168 shares, respectively	(179,678)	(174,458)
Total stockholders’ equity	878,240	833,860
Total liabilities and stockholders' equity	$1,543,415	$1,480,462

Werner Enterprises, Inc. - Release of July 20, 2015

Werner Enterprises, Inc. was founded in 1956 and is a premier transportation and logistics company, with coverage throughout North America, Asia, Europe, South America, Africa and Australia. Werner maintains its global headquarters in Omaha, Nebraska and maintains offices in the United States, Canada, Mexico, China and Australia. Werner is among the five largest truckload carriers in the United States, with a diversified portfolio of transportation services that includes dedicated van, temperature-controlled and flatbed; medium-to-long-haul, regional and local van; and expedited services. Werner's Value Added Services portfolio includes freight management, truck brokerage, intermodal, and international services. International services are provided through Werner's domestic and global subsidiary companies and include ocean, air and ground transportation; freight forwarding; and customs brokerage.

Werner Enterprises, Inc.'s common stock trades on The NASDAQ Global Select MarketSM under the symbol “WERN”. For further information about Werner, visit the Company's website at www.werner.com.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to the Company's management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission, through the issuance of press releases or by other methods of public disclosure.